Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                        EPICUS COMMUNICATIONS GROUP, INC.

                                    ARTICLE I
                                     OFFICES

     The principal office of the corporation in the state of Florida shall be located in the City and County stated as the registered address of the corporation in the Amended and Restated Articles of Incorporation.

     The corporation may have such other offices, either within or without the state of Florida, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                   ARTICLE II
                                  SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the Shareholders shall be held on the first day in the month of July, in each year, at the hour of 7:30 o'clock p.m. for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of Florida, such meeting shall be held on the next succeeding business day. The failure to hold the annual meeting at the time stated in or fixed in accordance with the Bylaws does not affect the validity of any corporate action and shall not work a forfeiture or dissolution of the corporation. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxy holders not physically present at an annual meeting of shareholders may, by means of remote communications participate in an annual meeting of shareholders and be deemed present in person and vote at an annual meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communications pursuant to the provisions in section 607.0701 of the Florida Business Corporation Act.

     Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of holders of not less than ten percent (10%) of all the outstanding shares of the corporation entitled to vote at the meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxy holders not physically present at an annual meeting of shareholders may, by means of remote communications participate in a special meeting of shareholders and be deemed present in person and vote at a special meeting of shareholders, whether such meeting is to be held at a designated place or solely


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by means of remote communications pursuant to the provisions in section 607.0702 of the Florida Business Corporation Act.

     Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Florida, unless otherwise prescribed by statute, as the place for holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Florida.

     Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of special meeting, the specific purpose or purposes for which the meeting is called (a general purpose shall not be sufficient), shall unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation with postage thereon prepaid.

     Section 5. Waiver of Notice. A shareholder may waive any notice required by these Bylaws either before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholders entitled to the notice, and be delivered to the corporation for inclusion in the minutes. Attendance at a shareholder's meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting or waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     Section 6. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholder or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer book shall be closed for purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less then ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders, or shareholders entitled to receive payment of a dividend, the date of which notice of the meeting is mailed or the date on which the resolution of the Board of Directors such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a


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determination  of  shareholders  entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 7. Voting Lists. The Secretary of the corporation, having control of the stock transfer books for shares of the corporation, shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal place of business of the corporation and shall be subject to the inspection of any shareholder during usual business hours, and shall also be produced and kept open at the time and place of the meeting.

     Section 8. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time of time without further notice. At any adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than quorum. At a meeting in which quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the matter shall be the act of the shareholders, unless the vote of a greater number is required by statute or the Articles of Incorporation or Bylaws.

     Section 9. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     Section 10. Voting of Shares. Subject to the provisions of Section 11 of this Article, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribed, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be


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contained  in an  appropriate  order of the  court by which  such  receiver  was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Treasury shares of this corporation's stock owned by another corporation, the majority of the voting stock of which is owned or controlled by this corporation, and shares of this corporation's stock held by a corporation in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     Section 12. Action by Shareholders without a Meeting. Any action required to be taken at an annual or special meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of each voting group entitled to vote thereon, and delivered to the corporation by delivery to its principal office in the State of Florida, its principal place of business, the corporate Secretary, or another officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein, unless within sixty days of the date of the earliest dated consent delivered in the manner required by section 607.0704 of the Florida Business Corporation Act, written consents signed by holders of shares having the number of votes required to take action are delivered to the corporation by delivery as set forth in section 607.0704 of the Florida Business Corporation Act.

                                  ARTICLE III
                               BOARD OF DIRECTORS

     Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

     Section 2. Number and Tenure. The Board of Directors shall consist of three
(3) directors. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected.

     Section 3. Annual and Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.


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     Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the President or by any two directors. The persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors.

     Section 5. Notice. Notice of the date, time and place of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telephone or fax. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.

     Section 6. Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 7. Quorum. A majority of the number of directors prescribed by the Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. Members of the Board of Directors shall be deemed present at any meeting by a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. If a quorum is present, the acts of a majority of the directors in attendance shall be the acts of the Board.

     Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 9. Action Without A Meeting. Action required or permitted by the Florida Business Corporation Act to be taken at a Board of Director's meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or a committee. The action must be evidenced by one or more written consents describing the action taken, signed by each director or committee member. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.

     Section 10. Removal. The shareholders may remove one or more directors with or without cause pursuant to the provisions of section 607.0808 of the Florida Business Corporation Act.

     Section 11. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors or by the shareholders. The term of a director elected to fill a vacancy expires at the next shareholders meeting at which directors are elected. Despite the expiration


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of a director's term, the director continues to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors.

     Section 12. Compensation. The Board of Directors may fix the compensation of directors.

     Section 13. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise the authority of the Board of Directors, as so delegated in the resolution, in the management of the corporation; but the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or such member by law.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. Number. The officers of the corporation shall be a President, one or more Vice-Presidents, a Secretary and a Treasurer, each, of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

     Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of the officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until be shall have been removed in the manner hereinafter provided.

     Section 3. Removal. Any officer or agent may be removed by a majority vote of the Board of Directors whenever in its judgment, the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section  4.   Vacancies.   A  vacancy  in  any  office  because  of  death,
resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5. Chairman of the Board: Powers and Duties. The Chairman of the Board, if any, shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all the business and affairs of the corporation. He shall preside at all meetings of the shareholders and Board of Directors at which he is present and shall perform such other duties as the Board of Directors or these Bylaws may prescribe.


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     Section 6. President:  Powers and Duties. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board of Directors at which he is present. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by those Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 7. The Vice-Presidents: Powers and Duties. In the absence of the President or in event of his death, inability or refusal to act, the first elected Vice-President or a designated Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Such Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 8. Secretary and Assistant Secretaries: Powers and Duties. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provision of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 9. Treasurer and Assistant Treasurers: Powers and Duties. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with surety or sureties as the Board of Directors shall determine. The Assistant Treasurers shall have the powers of the Treasurer, as may be assigned to them by the Board of Directors.

     Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation. The salaries of other agents and employees of the corporation may


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be fixed by the Board of  Directors  or by an officer to whom that  function has been delegated.

                                   ARTICLE V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VI
                                 INDEMNIFICATION

     Section 1. Indemnification of Directors, Officers and Others. The corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of polo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Section 2. Indemnification to Procure Judgment. The corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint


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venture,  trust,  or other  enterprise,  against  expenses  and amounts  paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such
proceeding,   including  any  appeal  thereof.  Such  indemnification  shall  be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shah be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 3. Expenses Incurred. To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding refereed to in Sections 1 or 2 of this Article, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

     Section 4. Board Authorization. Any indemnification under Sections 1 or 2 of this Article, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article. Such determination shall be made:

               (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

               (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

               (c)  By independent legal counsel:

                    (1) Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

                    (2) If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph
          (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

               (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

     Section 5. Reasonableness of Expenses. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner


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as the  determination  that  indemnification  is  permissible.  However,  if the determination of permissibility is made by independent legal counsel, persons specified by Section 4(c) of this Article shall evaluate the reasonableness of expenses and may authorize indemnification.

     Section 6. Expenses Paid in Advance. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

     Section 7. Not Exclusive. The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

               (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believer his or her conduct was unlawful;

               (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

               (c)  In the case of a director,  a  circumstance  under which the
     liability   provisions  of  section   607.0834  of  the  Florida   Business
     Corporation Act are applicable; or

               (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     Section 8. Continuation. Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

     Section 9. Further Indemnity. Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction.


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


On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

               (a) The director, officer, employee, or agent is entitled to mandatory indemnification under Section 3 of this Article, in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

               (b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to Section 7 of this Article; or

               (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in Sections 1, 2 or 7 of this Article.

     Section 10. Definitions. For purposes of this section, the term' "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued

     Section 11. Additional Definitions.

                 For purposes of this section:

               (a) The term "other enterprises" includes employee benefit plans;

               (b) The term "expenses" includes counsel fees, including those for appeal;

               (c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

               (d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

               (e)  The term "agent" includes a volunteer;

               (f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the


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


     corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

               (g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

     Section 12. Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section.

                                  ARTICLE VII
                                BOOKS AND RECORDS

     Section 1. Books and Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors. It shall keep at its registered office or principal place of business a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

     Section 2. Shareholders' Inspection Rights. A shareholder may inspect and copy the records if the shareholder's demand is made in good faith and for a proper purpose, the shareholder's describes with reasonable particularity his or her purpose and the records her or she desires to inspect and the records are directly connected with the shareholder's purpose

     Section 3. Financial Information. Unless modified by resolution of the shareholders within 120 days of the close of each fiscal year, the corporation shall furnish its shareholders annual financial statements.

                                  ARTICLE VIII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares. Shares may but need not be represented by certificates. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors to do so, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the


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


case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the shares authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                   ARTICLE IX
                                   FISCAL YEAR

     The fiscal year of the corporation shall be fixed by, and shall be subject to change, by the Board of Directors.

                                    ARTICLE X
                                    DIVIDENDS

     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Articles of Incorporation and to law.

                                   ARTICLE XI
                                 CORPORATE SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal".

                                  ARTICLE XII
                                WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Florida Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XIII
                                   AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors or by the shareholders at any regular or special meeting of the Board of Directors by a majority vote thereof.


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     These Amended and Restated Bylaws are effective as of December 5, 2005.


                                              ----------------------------------
                                              Gerard Haryman


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